UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2019

Freeport-McMoRan Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue Phoenix, AZ		85004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FCX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Freeport-McMoRan Inc. (FCX) issued two press releases dated August 1, 2019, announcing that (1) FCX intends to offer, subject to market and other conditions, senior notes to the public in two tranches (see Exhibit 99.1); and (2) notice has been issued to redeem on September 3, 2019, all of its outstanding $728,030,000 aggregate principal amount of 6.875% Senior Notes due 2023, and FCX has commenced cash tender offers to purchase a portion of its outstanding 4.00% Senior Notes due 2021, 3.55% Senior Notes due 2022 and 3.875% Senior Notes due 2023 (see Exhibit 99.2). A copy of each of the press releases is attached hereto as Exhibits 99.1 and 99.2 and are incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title

99.1	Press release dated August 1, 2019, titled “Freeport-McMoRan Announces Senior Notes Offering.”

99.2	Press release dated August 1, 2019, titled “Freeport-McMoRan Announces Redemption of 6.875% Senior Notes due 2023 and Offers to Purchase Certain Outstanding Senior Notes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President and
Chief Financial Officer (authorized signatory and
Principal Financial Officer)

Date: August 1, 2019